                                                                     Exhibit 2.1

WILLIAM P. WEINTRAUB, ESQ. (SBN 108125)
DAVID M. BERTENTHAL, ESQ. (SBN 167624)
ALEXANDER T. LIN, ESQ. (SBN 215856)
PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
Three Embarcadero Center, Suite 1020
San Francisco, California 94111-5994
Telephone: (415) 263-7000
Facsimile: (415) 263-7010

Attorneys for AB Liquidating Corp.,
f/k/a Adaptive Broadband Corporation,
Debtor and Debtor In Possession


                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re                              |   Chapter 11
                                   |
AB LIQUIDATING CORP., f/k/a        |   Case No. 01-53685 ASW
ADAPTIVE BROADBAND                 |
CORPORATION, a Delaware            |   FIRST AMENDED PLAN OF
Corporation,                       |   REORGANIZATION OF AB LIQUIDATING
                                   |   CORP., f/k/a ADAPTIVE BROADBAND
                                   |   CORPORATION
              Debtor.              |   (Dated January 18, 2002)
                                   |
                                   |   Confirmation Hearing:
                                   |   ---------------------
                                   |   Date:  February 27, 2002
Federal Tax I.D. No. 94-1668412    |   Time:  11:15 a.m.
                                   |   Place: 280 South First Street
                                   |              Room 3099
                                   |              San Jose, CA 95113
                                   |   Judge: Honorable Arthur S. Weissbrodt
-----------------------------------




                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.

                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT.........................................................1

Article 1 -- DEFINITIONS......................................................1
      1.1   "Administrative Claim"............................................2
      1.2   "Administrative Claims Bar Date"..................................2
      1.3   "Allowed".........................................................2
      1.4   "Allowed Secured Claim"...........................................3
      1.5   "Allowed Unsecured Claim".........................................3
      1.6   "Assumption Obligations"..........................................3
      1.7   "Available Cash"..................................................3
      1.8   "Ballot"..........................................................3
      1.9   "Bankruptcy Code".................................................3
      1.10  "Bankruptcy Court"................................................3
      1.11  "Bankruptcy Rules"................................................4
      1.12  "Bar Date"........................................................4
      1.13  "Business Day"....................................................4
      1.14  "Cash"............................................................4
      1.15  "Chapter 11 Case".................................................4
      1.16  "Claim"...........................................................4
      1.17  "Claimant"........................................................4
      1.18  "Claims Reserve Account"..........................................4
      1.19  "Class"...........................................................5
      1.20  "Committee".......................................................5
      1.21  "Confirmation"....................................................5
      1.22  "Confirmation Date"...............................................5
      1.23  "Confirmation Hearing"............................................5
      1.24  "Confirmation Order"..............................................5
      1.25  "Contingent Claim"................................................5
      1.26  "Creditor"........................................................5
      1.27  "Debt"............................................................5
      1.28  "Debtor"..........................................................5
      1.29  "Disbursing Agent"................................................5
      1.30  "Disclosure Statement"............................................6
      1.31  "Disputed Claim"..................................................6
      1.32  "Disputed Claims Amount"..........................................6
      1.33  "Disputed Interest"...............................................6
      1.34  "Effective Date"..................................................6
      1.35  "Equity Security".................................................6
      1.36  "Existing Common Stock"...........................................7
      1.37  "Estate"..........................................................7
      1.38  "Filing Date".....................................................7
      1.39  "Final Order".....................................................7
      1.40  "Final Resolution Date"...........................................7
      1.41  "Interest"........................................................7
      1.42  "Interest Holder".................................................7
      1.43  "Lien"............................................................7
      1.44  "Litigation"......................................................7
      1.45  "Liquidation Proceeds"............................................8
      1.46  "Litigation Recovery".............................................8
      1.47  "Net Plan Proceeds"...............................................8
      1.48  "Plan"............................................................8

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

      1.49  "Plan Expenses"...................................................8
      1.50  "Plan Interest Rate"..............................................9
      1.51  "Plan Proceeds"...................................................9
      1.52  "Present Value"...................................................9
      1.53  "Priority Employee Claim".........................................9
      1.54  "Priority Tax Claim"..............................................9
      1.55  "Professional Fees"...............................................9
      1.56  "Professionals"...................................................9
      1.57  "Pro Rata"........................................................9
      1.58  "Record Date"....................................................10
      1.59  "Rejection Claim"................................................10
      1.60  "Rejection Claim Bar Date".......................................10
      1.61  "Reorganized Debtor".............................................10
      1.62  "Residue"........................................................10
      1.63  "Schedules"......................................................10
      1.64  "Tax Claim"......................................................10
      1.65  "Transfers"......................................................11
      1.66  "Unliquidated Claim".............................................11

Article 2 -- CLASSIFICATION OF CLAIMS AND INTERESTS..........................11
      2.1   Criterion of Class...............................................11
      2.2   Classes of Claims and Interests..................................11
            2.2.1 Class 1 Claims.............................................11
            2.2.2 Class 2 Claims.............................................11
            2.2.3 Class 3 Claims.............................................11
            2.2.4 Class 4 Interests..........................................11

Article 3 -- TREATMENT OF UNCLASSIFIED CLAIMS................................12
      3.1   Administrative Claims............................................12
      3.2   Administrative Claims Bar Date...................................12
      3.3   Priority Tax Claims..............................................13

Article 4 -- TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS....................13
      4.1   Class 1 (Priority Employee Claims)...............................13
      4.2   Class 2 (Allowed Secured Claims).................................14
      4.3   Class 3 (Allowed Unsecured Claims)...............................14
      4.4   Class 4 (Interests)..............................................15
      4.5   Nonconsensual Confirmation.......................................15
            4.5.1 Class 1 Cramdown...........................................15
            4.5.2 Class 2 Cramdown...........................................16
            4.5.3 Class 3 Cramdown...........................................16
            4.5.4 Class 4 Cramdown...........................................16

Article 5 -- MEANS FOR IMPLEMENTATION OF THE PLAN............................16
      5.1   Available Cash...................................................16
      5.2   Collection of Plan Proceeds......................................16
      5.3   Payment of Plan Expenses.........................................17
      5.4   Distribution of Plan Proceeds....................................17
      5.5   Post-Confirmation Operations and Dissolution of the
            Reorganized Debtor...............................................17
      5.6   Full and Final Satisfaction......................................18
      5.7   Distribution Procedures..........................................18

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

      5.8   Disbursing Agent.................................................19
      5.9   Claims Reserve Account...........................................19
      5.10  Resolution of Disputed Claims and Interests......................20
      5.11  Reserve Provisions for Disputed Claims and Interests.............21
      5.12  Disputed Payments................................................23
      5.13  Unclaimed Property...............................................23
      5.14  Setoffs..........................................................23
      5.15  Withholding Taxes................................................23
      5.16  Excess Proceeds..................................................24
      5.17  Management of Reorganized Debtor.................................24
      5.18  Committee........................................................24
      5.19  Postconfirmation United States Trustee Quarterly Fees............24
      5.20  Chapter 11 Postconfirmation Reports and Final Decree.............25

Article 6 -- EXECUTORY CONTRACTS AND LITIGATION..............................25
      6.1   Executory Contracts and Unexpired Leases.........................25
            6.1.1 Assumption.................................................25
            6.1.2 Rejection..................................................26
      6.2   Satisfaction of Assumption Obligations...........................26
      6.3   Effect of Confirmation Order.....................................27
      6.4   Litigation.......................................................27

Article 7 -- CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND TO
      THE EFFECTIVE DATE.....................................................28
      7.1   Conditions Confirmation of the Plan..............................28
      7.2   Effect of Failure of Conditions to Confirmation..................28
      7.3   Effective Date...................................................28

Article 8 -- EFFECTS OF CONFIRMATION.........................................28
      8.1   Binding Effect of Plan...........................................28
      8.2   Revesting of Property of Debtor..................................29
      8.3   Property Free and Clear..........................................29
      8.4   Limitation of Liability..........................................29
      8.5   Injunction.......................................................29

Article 9 -- RETENTION OF JURISDICTION.......................................30

Article 10 -- MISCELLANEOUS..................................................31
      10.1  Severability of Plan Provisions..................................31
      10.2  Governing Law....................................................32
      10.3  Headings.........................................................32
      10.4  Language Interpretation..........................................32
      10.5  Exhibits.........................................................32
      10.6  Notices..........................................................32
      10.7  Reservation of Rights............................................33
      10.8  Computation of Time Periods......................................33
      10.9  Defects, Omissions and Amendments................................34
      10.10 Filing of Additional Documents...................................34
      10.11 Successors and Assigns...........................................34
      10.12 Revocation and Withdrawal........................................34
      10.13 Exhibits.........................................................35

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

      10.14 Plan Interest Rate...............................................35
      10.15 Implementation...................................................35
      10.16 Record Date......................................................35

SCHEDULE A...................................................................36
SCHEDULE B...................................................................37

                              PRELIMINARY STATEMENT
                              ---------------------

       AB Liquidating Corporation, f/k/a/ Adaptive Broadband Corporation ("Adaptive" or the "Debtor"), proposes the following First Amended Plan of Reorganization (the "Plan") respecting its Debts pursuant to section 1121 of the Bankruptcy Code. All Creditors and Interest Holders should review the Debtor's First Amended Disclosure Statement ("Disclosure Statement"), and its accompanying exhibits and other information, before voting to accept or reject the Plan.

       The Plan sets forth a proposal for the satisfaction of all Claims and Interests against the Debtor. With the Plan, Creditors and Interest Holders will receive a Ballot for voting on the Plan, and a Disclosure Statement that provides information concerning the Debtor and the Plan. The Disclosure Statement includes a summary of the Debtor's assets and liabilities, a summary of what Creditors and Interest Holders will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for confirmation of the Plan. You should thoroughly review both the Plan and Disclosure Statement before deciding whether you will accept or reject the Plan.

       As more fully described in the Disclosure Statement, the Plan must be approved by the requisite number of Creditors and the Bankruptcy Court must find that it meets the applicable legal standards before the Plan can be confirmed. If the Plan is not confirmed, the Bankruptcy Court may order the case dismissed, or converted to a liquidating case under Chapter 7 of the Bankruptcy Code, or the Debtor or other parties in interest may propose a different plan.

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

       For purposes of this Plan, all capitalized terms used herein and not otherwise defined shall have the meanings set forth below. A term used, but not defined, in the Plan but defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to it in the Bankruptcy Code or the Bankruptcy Rules, unless the context clearly requires otherwise. The rules of construction used in section 102 of the Bankruptcy Code shall apply to construction of this Plan. Headings and captions are utilized in this Plan for convenient reference only, and shall not constitute a part of this Plan for any other purpose.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        1

       1.1 "Administrative Claim" shall mean a Claim for an administrative expense of the Debtor, arising during the period commencing on the Filing Date and ending on the Effective Date under sections 503(b), 1114(e)(2) or 546(c)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary cost or expense of preserving the Debtor's Estate or conducting the business of the Debtor, (ii) administrative expenses previously allowed by the Bankruptcy Court,
(iii) any Tax Claims incurred by the Debtor after the Filing Date or relating to a tax year or period which occurs after the Filing Date, (iv) Professional Fees, and (v) all fees and charges assessed against the Debtor pursuant to 28 U.S.C. ss. 1930. For purposes of this Plan, Administrative Claims shall also include Assumption Obligations.

       1.2 "Administrative Claims Bar Date" shall mean, for Claimants other than Professionals, the first Business Day that is at least thirty (30) days after the Effective Date, or such other date as may be fixed by order of the Bankruptcy Court after notice and a hearing, and for Professionals, the first Business Day that is at least sixty (60) days after the Effective Date, or such other day as may be fixed by the Bankruptcy Court after notice and a hearing. Unless otherwise fixed by the Bankruptcy Court after notice and hearing, the Administrative Claims Bar Date shall be set forth in the Confirmation Order. Any Administrative Claim that is not asserted prior to the Administrative Claims Bar Date shall be deemed to be untimely and shall be forever barred.

       1.3    "Allowed" shall mean with respect to any Claim or Interest:

              1.3.1 a Claim or Interest that appears in the Schedules, except a Claim or Interest that is listed as disputed, contingent or unliquidated or for which a contrary proof of Claim or Interest has been filed;

              1.3.2 a Claim or Interest for which a proof of Claim or Interest has been timely filed as of the Bar Date and no objection thereto has been made on or before any applicable deadline; or

///

///

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        2

              1.3.3 a Claim or Interest that has been allowed, but only to the extent allowed (x) by a Final Order, (y) under this Plan, or (z) under any agreements entered into in connection with this Plan establishing the amount and nature of any Claim or Interest.

       1.4 "Allowed Secured Claim" shall mean that portion of an Allowed Claim secured by a valid, perfected and enforceable lien that is not subject to avoidance under bankruptcy or non-bankruptcy law, equal to the value, as determined by the Bankruptcy Court pursuant to sections 506(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 3012, of (i) the interest of the holder of such Allowed Claim in the property of the Debtor securing such Allowed Claim, or (ii) the amount subject to setoff under section 553 of the Bankruptcy Code.

       1.5 "Allowed Unsecured Claim" shall mean any Allowed Claim (including any Rejection Claim) that is not an Allowed Administrative Claim, an Allowed Secured Claim, an Allowed Priority Employee Claim, or an Allowed Priority Tax Claim.

       1.6 "Assumption Obligations" shall mean any monetary amounts payable to the non-debtor party to any executory contract or unexpired lease, pursuant to section 365(b)(1) of the Bankruptcy Code, as a condition to the assumption of such contract or lease.

       1.7 "Available Cash" shall mean the aggregate amount of all Cash held by the Debtor on the Effective Date, including any Litigation Recovery or Liquidation Proceeds collected by the Debtor prior to the Effective Date.

       1.8 "Ballot" shall mean the form for acceptance or rejection of the Plan distributed to those Creditors entitled to vote on the Plan, as such form may be approved by the Bankruptcy Court and which shall otherwise comply with the requirements of Bankruptcy Rule 3018(c). Any Ballot which is executed by the holder of an Allowed Claim but which does not indicate an acceptance or rejection of the Plan shall be deemed to be an acceptance of the Plan.

       1.9 "Bankruptcy Code" shall mean Title 11 of the United States Code, ss.ss. 101 et seq., as in effect on the Filing Date, as the same thereafter has been and may be amended.

       1.10 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of California (San Jose Division) or such other court as may hereafter exercise jurisdiction over the Chapter 11 Case.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        3

       1.11 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as in effect on the Filing Date, as the same thereafter has been and may be amended, and the Local Rules of the Bankruptcy Court to the extent applicable to the Chapter 11 Case.

       1.12 "Bar Date" shall mean November 27, 2001, or such other date as may have been fixed by a Final Order of the Bankruptcy Court.

       1.13 "Business Day" shall mean any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

       1.14 "Cash" shall mean cash and cash equivalents including, but not limited to, cash on deposit in the Debtor's or the Reorganized Debtor's bank accounts, checks, wire transfers, money orders, certificates of deposit, money market or similar investments, and other similar, readily, marketable securities or instruments, together with any interest earned or accrued thereon.

       1.15 "Chapter 11 Case" shall mean the Chapter 11 case commenced by the Debtor upon the filing with the Bankruptcy Court of a voluntary petition under Chapter 11 of the Bankruptcy Code.

       1.16 "Claim" shall mean a claim against the Debtor within the meaning of section 101(5) of the Bankruptcy Code.

       1.17   "Claimant" shall mean the holder of Claim.

       1.18 "Claims Reserve Account" shall mean an interest bearing bank account or money market account to be established and held in trust by the Disbursing Agent on or after the Effective Date for the purpose of holding the Plan Proceeds to be distributed under the Plan and any interest, dividends or other income earned upon the investment of such Claims Reserve Account. The Claims Reserve Account will be funded by the Debtor on or immediately after the Effective Date with the Available Cash and, following the Effective Date, from time to time, by the Reorganized Debtor, with (i) any Liquidation Proceeds realized after the Effective Date; plus (ii) any Litigation Recovery realized after the Effective Date; minus (iii) any amounts necessary to pay Plan Expenses.

///

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        4

       1.19 "Class" shall mean a category or group of Creditors or Interests Holders which are substantially similar to the Claims or Interests of the other Creditors or Interests Holders in such Class, as designated by the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

       1.20 "Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case as it may be constituted from time to time.

       1.21 "Confirmation" shall mean the signature of the Bankruptcy Court on the Confirmation Order.

       1.22   "Confirmation Date" shall mean the date of Confirmation.

       1.23 "Confirmation Hearing" shall mean the duly noticed hearing held by the Bankruptcy Court on confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

       1.24 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

       1.25 "Contingent Claim" shall mean any Claim for which a proof of Claim has been filed with the Bankruptcy Court but was not filed in a sum certain and which Claim has not been estimated, fixed or liquidated by the Bankruptcy Court at a sum certain as of the Effective Date.

       1.26 "Creditor" shall mean any entity that holds a Claim that arose or is deemed to have arisen at the time of or before the Filing Date.

       1.27   "Debt" shall mean liability on a Claim.

       1.28 "Debtor" shall mean AB Liquidating Corp., f/k/a Adaptive Broadband Corporation, a Delaware Corporation and, depending on the context, the Debtor as the debtor-in-possession in the Chapter 11 Case.

       1.29 "Disbursing Agent" shall mean the Reorganized Debtor, or such other such person or persons designated to act as the disbursing agent for the purpose of making the distributions required under the Plan. The Confirmation Order shall identify the Disbursing Agent and may provide for one or more persons to serve in the capacity of Disbursing Agent.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        5

       1.30 "Disclosure Statement" shall mean the Disclosure Statement respecting the Plan disseminated by the Debtor to the holders of Claims against the Debtor in order to provide to such persons adequate information in accordance with section 1125 of the Bankruptcy Code, as such Disclosure Statement may be modified, amended or supplemented from time to time.

       1.31 "Disputed Claim" shall mean (i) any Claim or portion of a Claim as to which an objection to the allowance thereof has been interposed as of the Effective Date or any later deadline fixed under the Plan or by order of the Bankruptcy Court, which objection has not been withdrawn or determined by Final Order, (ii) any Claim for which a proof of Claim is filed after the Bar Date,
(iii) any Contingent Claim or Unliquidated Claim, or (iv) any Claim scheduled by the Debtor in the Schedules as disputed, contingent or unliquidated. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection.

       1.32 "Disputed Claims Amount" shall mean the aggregate amount of Disputed Claims that are fixed and absolute. For purposes of calculating distributions of Cash under the Plan, the amount of each Disputed Claim shall be based upon either (a) the face amount of such Creditor's Disputed Claim (or the disputed portion thereof) as set forth in the Creditor's filed proof of Claim,
(b) the amount at which the Bankruptcy Court may estimate such Disputed Claim, or (c) the amount which the Disbursing Agent determines in its reasonable judgment is the appropriate amount to be reserved for such Disputed Claim.

       1.33 "Disputed Interest" shall mean (i) any Interest as to which an objection to the allowance thereof has been interposed as of the Effective Date or any later deadline fixed under the Plan or by the Bankruptcy Court, which objection has not been withdrawn or determined by Final Order, (ii) any Interest not listed by the Debtor on the List of Equity Security Holders filed in the Chapter 11 Case.

       1.34 "Effective Date" shall mean the first Business Day on which each of the conditions specified in Article 7 of the Plan has been satisfied or duly waived.

       1.35 "Equity Security" shall mean (i) a share in the Debtor whether or not transferable or denominated as "stock" or similar security including, without limitation, the Existing Common

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        6

Stock; or (ii) or a warrant or right to purchase, sale, or subscribe to a share, security, or interest of a kind specified in subparagraph (i) of this subsection.

       1.36   "Existing Common Stock" shall mean the common stock of the Debtor.

       1.37 "Estate" shall mean the Debtor's bankruptcy estate created pursuant to Bankruptcy Code section 541.

       1.38 "Filing Date" shall mean the date upon which the Debtor filed its voluntary petition pursuant to Chapter 11 of the Bankruptcy Code.

       1.39 "Final Order" shall mean an order or judgment of the Bankruptcy Court or other court of competent jurisdiction (i) which has not been reversed, stayed, modified or amended, (ii) as to which the time to or the right to appeal or seek reconsideration, review, rehearing, or certiorari has expired or been waived (without regard to whether the time to seek relief from a judgment under Bankruptcy Rule 9024 has expired), and (iii) as to which no appeal or petition for reconsideration, review, rehearing, or certiorari is pending.

       1.40 "Final Resolution Date" shall mean the date on which all Disputed Claims in each and every Class shall have been resolved by Final Order or otherwise finally determined.

       1.41 "Interest" shall mean the rights and property interest represented by an Equity Security of the Debtor.

       1.42 "Interest Holder" shall mean the holder of any Interest in the Debtor. Interest Holders shall consist of those shareholders who are listed on the List of Equity Security Holders filed with the Bankruptcy Court on July 26, 2001, and such other persons or entities as are determined by Final Order to be Interest Holders, if any.

       1.43 "Lien" shall mean a charge against or interest in property to secure payment of a debt or performance of an obligation.

       1.44 "Litigation" shall mean the interest of the Debtor or the Reorganized Debtor, as the case may be, in any and all claims, rights and causes of action which have been or may be commenced by the Debtor or the Reorganized Debtor, as the case may be, including, any action (i) to avoid and recover any transfers of property determined to be preferential, fraudulent, or avoidable pursuant to sections 544, 545, 547, 548, 549(a) and 550 of the Bankruptcy Code;
(ii)

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        7
for the turnover of property to the Debtor; (iii) for the recovery of property or payment of money that belongs to or can be asserted by the Debtor; and (iv) for compensation for damages incurred by the Debtor.

       1.45 "Liquidation Proceeds" shall mean any Cash or other consideration paid to or realized by the Debtor or the Reorganized Debtor, as the case may be, upon the sale, transfer, assignment or other disposition of any tangible or intangible assets, rights, or property interests of the Debtor, the Reorganized Debtor, or the Estate.

       1.46 "Litigation Recovery" shall mean any Cash or other property received by the Debtor or the Reorganized Debtor, as the case may be, from all or any portion of the Litigation including, but not limited to, awards of damages, attorneys' fees and expenses, interest and punitive damages, whether recovered by way of settlement, execution on judgment or otherwise. The proceeds of accounts receivable collected through Litigation shall be considered to be a Litigation Recovery.

       1.47 "Net Plan Proceeds" shall mean all Plan Proceeds after the deduction of amounts to be paid for, or deposited to or withheld in the Claims Reserve Account on account of, or in anticipation of payment of Plan Expenses.

       1.48 "Plan" shall mean this Chapter 11 plan of reorganization and any exhibits and schedules hereto and any documents incorporated herein by reference, as the same may from time to time be amended or modified as and to the extent permitted herein or by the Bankruptcy Code.

       1.49 "Plan Expenses" shall mean the expenses incurred by the Reorganized Debtor, the Disbursing Agent, or the Committee following the Effective Date (including the fees and costs of attorneys and other professionals), for the purpose of (i) prosecuting or otherwise attempting to collect or realize upon the Litigation, (ii) selling or collecting upon any of the Debtor's remaining assets or otherwise incurred following the Effective Date in connection with generating the Liquidation Proceeds, (iii) resolving Disputed Claims and Interests and effectuating distributions to Creditors and Interest Holders under the Plan, or (iv) otherwise implementing the Plan and closing the Chapter 11 Case.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        8

       1.50 "Plan Interest Rate" shall mean the rate of interest determined by the Bankruptcy Court upon Confirmation, if necessary for purposes of the application of section 1124 (impairment) or section 1129(b) of the Bankruptcy Code (Present Value), as the case may be, to the distributions to certain Creditors under the Plan. The Plan Interest Rate may be different for different Classes of Claims. The Plan Interest Rate for the holders of Allowed Unsecured Claims shall be the greater of (x) the federal judgment rate set forth in 28 U.S.C. ss. 1961, determined on the Confirmation Date; or (y) six percent (6%).

       1.51 "Plan Proceeds" shall mean the aggregate amount of funds available to the Debtor for payment of the Allowed Claims of Creditors or for distribution to the holders of Allowed Interests. Plan Proceeds shall include Available Cash, any Litigation Recovery and any Liquidation Proceeds.

       1.52 "Present Value" shall mean the present value as of the Effective Date of Cash payments made under the Plan by the Debtor using the Plan Interest Rate.

       1.53 "Priority Employee Claim" shall mean that portion of an Allowed Unsecured Claim that is entitled to priority under sections 507(a)(3) or (a)(4) of the Bankruptcy Code.

       1.54 "Priority Tax Claim" shall mean that portion of a Tax Claim, if any, entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

       1.55 "Professional Fees" shall mean all amounts allowed and awarded by the Bankruptcy Court for compensation for services rendered and reimbursement of expenses incurred by Professionals pursuant to sections 330(a) and 503(b) of the Bankruptcy Code.

       1.56 "Professionals" shall mean those attorneys, accountants and other financial advisors employed by the Debtor or the Committee in the Chapter 11 Case and to be compensated for services rendered and reimbursed for expenses incurred pursuant to sections 330(a) and 503(b) of the Bankruptcy Code.

       1.57 "Pro Rata" or "Pro Rata Share" shall mean, with respect to distributions on account of Allowed Claims, in the same ratio of an Allowed Claim in a particular Class to the aggregate of all Allowed Claims in that Class.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                        9

       1.58 "Record Date" shall mean (a) for the purposes of transmission, notice and voting on the Plan under Bankruptcy Rules 3017 and 3018, with respect to Creditors, January 3, 2002, and with respect to Interest Holders, December 1, 2001, and (b) for the purposes under Bankruptcy Rules 3001(e), 3001(f) and 3021 of any distribution under the Plan to the holders of Claims and for the determination of which Claims may be disallowed, the Effective Date.

       1.59 "Rejection Claim" shall mean any Allowed Claim under Bankruptcy Code section 502(g) that arises under Bankruptcy Code section 365(g)(1) in favor of the non-debtor party to any executory contract or unexpired lease that is rejected by the Debtor pursuant to Bankruptcy Code sections 365(a) or 1122(b)(2).

       1.60 "Rejection Claim Bar Date" shall mean the last date established by the Bankruptcy Court by which entities asserting a Rejection Claim against the Debtor must have filed a proof of claim with respect to such Rejection Claim or be forever barred from asserting such Claim and/or sharing in any distribution hereunder in respect of such Claim. For contracts or leases rejected at least thirty (30) days prior to the Bar Date, the Rejection Claim Bar Date shall be the Bar Date.

       1.61 "Reorganized Debtor" shall mean the Debtor as reorganized and constituted on and after the Effective Date of this Plan.

       1.62 "Residue" shall mean the Net Plan Proceeds remaining, if any, after (i) payment of all Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Employee Priority Claims, and Allowed Unsecured Claims, with interest (where required) at the applicable Plan Interest Rate; and (ii) establishment of appropriate reserves for any Disputed Claims.

       1.63 "Schedules" shall mean the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as further amended from time to time.

       1.64 "Tax Claim" shall mean all or that portion of an Allowed Claim held by a governmental unit for a tax assessed or assessable against the Debtor, including income and employment taxes and any related penalties or interest.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       10

       1.65 "Transfers" shall mean any transfers by the Debtor within the meaning of section 101(54) of the Bankruptcy Code.

       1.66 "Unliquidated Claim" shall mean any Claim for which a proof of Claim has been filed with the Bankruptcy Court but was not filed in a sum certain, and which Claim has not been estimated, fixed or liquidated by the Bankruptcy Court at a sum certain as of the Effective Date.

                                    ARTICLE 2

                     CLASSIFICATION OF CLAIMS AND INTERESTS
                     --------------------------------------

       2.1 Criterion of Class. The following is a designation of Classes of Claims and Interests under the Plan. Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with section 1123(a)(1) of the Bankruptcy Code. A Claim is classified in a particular Class only to the extent that (i) the Claim qualifies within the description of that Class, and is classified in a different Class to the extent that the remainder of the Claim qualifies within the description of that different Class, and (ii) the Claim, or any portion or allowed amount of such Claim, is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date. In the event of a controversy as to whether (a) any Class of Claims is impaired, or (b) any Class of Claims is properly designated, the Bankruptcy Court shall, after notice and a hearing, determine such controversy pursuant to applicable provisions of the Bankruptcy Code and Bankruptcy Rule 3013.

       2.2 Classes of Claims and Interests. All Claims and Interests are divided into the following Classes, which Classes shall be mutually exclusive:

              2.2.1 Class 1 Claims. Class 1 shall consist of all Priority Employee Claims.

              2.2.2 Class 2 Claims. Class 2 shall consist of all Allowed Secured Claims not otherwise classified in any other Class. Each holder of an Allowed Secured Claim in Class 2 shall be considered to be in its own separate subclass within Class 2, and each such subclass will be deemed to be a separate Class for purposes of this Plan.

              2.2.3 Class 3 Claims. Class 3 shall consist of all Allowed Unsecured Claims.

              2.2.4 Class 4 Interests. Class 4 shall consist of all Allowed Interests.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       11

                                    ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS
                        --------------------------------

       3.1 Administrative Claims. Each holder of an Administrative Claim shall receive Cash equal to the Allowed amount of such Claim, unless such holder shall have agreed to different treatment of such Claim: (a) on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or approving such Claim; (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or the Reorganized Debtor, as the case may be; or (c) with respect to Administrative Claims representing obligations incurred in the ordinary course of the Debtor's business, upon such regular and customary payment or performance terms as may exist in the ordinary course of the Debtor's business or as otherwise provided in the Plan.

       3.2 Administrative Claims Bar Date. All requests for payment of administrative expenses under section 503(a) of the Bankruptcy Code, motions for satisfaction of Assumption Obligations, and final applications for Professional Fees for services rendered or expenses incurred before the Effective Date, must be filed and served on or before the applicable Administrative Claims Bar Date. Any holder of such a Claim that is required to file and serve a request for payment or other motion or application and that fails to comply in a timely manner with the applicable Administrative Claims Bar Date shall be forever barred from asserting such Claim against the Debtor or any property of the Debtor and from sharing in any distribution under the Plan. Unless otherwise fixed by the Bankruptcy Court after notice and hearing, the Administrative Claims Bar Dates will be set forth in the Confirmation Order. Holders of Claims based on liabilities incurred in the ordinary course of the Debtor's business or affairs following the Filing Date, other than Tax Claims, shall not be required to comply with the Administrative Claims Bar Date, provided that such holders have otherwise submitted an invoice, billing statement or other evidence of indebtedness to the Debtor in the ordinary course of business.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.

       For Claimants other than Professionals, all objections, if any, to the allowance and approval of such Claims must be filed and served not later than thirty (30) days after the applicable Administrative Claims Bar Date.

       For Professionals, the Administrative Claims Bar Date is the first Business Day that is at least sixty (60) days after the Effective Date, or such other day as may be fixed by the Bankruptcy Court after notice and a hearing. All objections, if any, to the allowance and approval of such administrative fees and expenses must be filed and served in accordance with the Bankruptcy Local Rules for the Northern District of California.

       3.3 Priority Tax Claims. Unless the holder of a Priority Tax Claim has agreed to different treatment for such Claim, each holder of a Priority Tax Claim shall receive a Cash payment equal to the Allowed amount of such Claim:
(a) as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or approving such Claim; (b) deferred to the extent permitted by section 1129(a)(9) of the Bankruptcy Code with interest on the unpaid portion of such Claim at the statutory rate or at a rate to be agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the appropriate governmental unit or, if they are unable to agree, to be determined by the Bankruptcy Court; provided, however, that the Reorganized Debtor may prepay any or all such Claims at any time; or (c) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or the Reorganized Debtor, as the case may be. In the event payment to the holder of a Priority Tax Claim is deferred, each such holder shall receive, on account of such Claim, deferred Cash payments, of a Present Value, as of the Effective Date, equal to the Allowed amount of such Claim.

                                    ARTICLE 4

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS
                  --------------------------------------------

       4.1 Class 1 (Priority Employee Claims). Class 1 Claims are impaired. Each holder of a Priority Employee Claim shall receive a Cash payment equal to the Allowed amount of such Claim, unless such holder shall have agreed to different treatment of such Claim: (a) on or as

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       13
soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or Reorganized Debtor, as the case may be, in all cases together with interest at the legal rate under California law from the date payment was due until the later to occur of the Effective Date or the date the distribution is made to the holder of the Allowed Claim in this Class.

       4.2 Class 2 (Allowed Secured Claims). Class 2 Claims are impaired. Each holder of an Allowed Secured Claim in this Class shall receive, at the option of the Debtor or the Reorganized Debtor, as the case may be, one of the following alternative treatments: (x) the holder of such Claim shall retain its Lien on its collateral until such collateral is sold, and the proceeds of such sale, less the costs and expenses of disposing of such collateral, shall be paid to such holder in full satisfaction and release of such Allowed Secured Claim;
(y) on or as soon as practicable after the later of (i) the Effective Date, or
(ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim, or as otherwise agreed between the holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, the holder of such Claim shall receive a Cash payment equal to the amount of its Allowed Secured Claim in full satisfaction and release of such Claim; or (z) the holder of such Claim shall have the collateral securing such Claim abandoned to it in full satisfaction and release of such Claim. In the event such Claim is not completely satisfied by such distribution on account of its Allowed Secured Claim, such Claimant shall have an Allowed Class 3 Unsecured Claim in the amount by which the Allowed Claim exceeds the Allowed Secured Claim.

       On or before seven (7) days prior to the date of the Confirmation Hearing, the Debtor shall file with the Bankruptcy Court and serve on each holder of an Allowed Secured Claim in this Class a notice setting forth the treatment such holder shall receive with respect to its Allowed Secured Claim.

       4.3 Class 3 (Allowed Unsecured Claims). Class 3 Claims are impaired. Each holder of an Allowed Unsecured Claim in Class 3 shall receive on or as soon as practicable after the

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       14

Effective Date an amount equal to its Pro Rata Share of the Net Plan Proceeds remaining after payment of (or reservation for) Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Priority Employee Claims. Assuming the Net Plan Proceeds are sufficient to enable payment in full with interest of the Allowed amount of each Allowed Unsecured Claim, the Plan Interest Rate will be the greater of (x) the federal judgment rate set forth in 28 U.S.C. ss. 1961, determined on the Confirmation Date; or (y) six percent (6%). Interest will be paid at the Plan Interest Rate from the date payment was due through the later to occur of the Effective Date or the date the distribution is made to the holder of the Allowed Claim.

       4.4 Class 4 (Interests). Class 4 Interests are impaired. Each holder of an Allowed Interest shall receive such Holder's pro rata share of the Residue, if any, determined in accordance with its percentage ownership of Interests in the Debtor. If there is a Residue, distribution of the Residue shall be made: (a) on or as soon as practicable after the later of (i) the Effective Date, (ii) the date upon which the Bankruptcy Court enters a Final Order determining such Interest if such Interest is a Disputed Interest, or
(iii) the date amount of the Residue is determined or determinable by reason of
(A) accumulation of the Litigation Recoveries and the Liquidation Proceeds, and
(B) payment in full, with interest at the applicable Plan Interest Rate, to the holders of Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Employee Priority Claims, and Allowed Unsecured Claims; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holder of such Interest and the Debtor or the Reorganized Debtor, as the case may be. Upon distribution of all Plan Proceeds as provided by the Plan, all Equity Securities of the Debtor shall be cancelled and be of no further force or effect.

       4.5    Nonconsensual Confirmation.

              4.5.1 Class 1 Cramdown. The Debtor hereby requests confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the holders of Class 1 Claims.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       15

              4.5.2 Class 2 Cramdown. The Debtor hereby requests confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the holders of Class 2 Claims.

              4.5.3 Class 3 Cramdown. The Debtor hereby requests confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the holders of Class 3 Claims.

              4.5.4 Class 4 Cramdown. The Debtor hereby requests confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the holders of Class 4 Interests.

                                    ARTICLE 5

                      MEANS FOR IMPLEMENTATION OF THE PLAN
                      ------------------------------------

       The Plan shall be implemented on the Effective Date. In addition to the provisions set forth elsewhere in this Plan regarding means of execution, the following shall constitute the principal means for the implementation of the Plan.

       5.1 Available Cash. On or immediately following the Effective Date, the Claims Reserve Account shall be opened by the Disbursing Agent and funded with the Available Cash, which funds shall constitute Plan Proceeds. Thereafter, from time to time, upon receipt of any Liquidation Proceeds or any Litigation Recovery, such funds will be promptly delivered by the Reorganized Debtor to the Disbursing Agent for deposit into the Claims Reserve Account and shall become part of the Plan Proceeds.

       5.2 Collection of Plan Proceeds. From and after the Effective Date, the Reorganized Debtor shall retain and pursue the Litigation on such terms and conditions as are consistent with the interests of Creditors and the reasonable business judgment of the Reorganized Debtor, sell or liquidate the Debtor's remaining tangible and intangible assets, and collect the Debtor's accounts receivable. All Cash, all Liquidation Proceeds, and all Litigation Recoveries realized or obtained by the Reorganized Debtor shall be promptly delivered to the Disbursing Agent for deposit into the Claims Reserve Account and such funds shall be held in trust by the Disbursing Agent as Plan Proceeds. Except as otherwise provided in this Plan and the Confirmation Order, such Plan

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       16

Proceeds shall be free and clear of all Claims and Liens and shall only be expended in accordance with the provisions of this Plan. To the extent required to make distributions to the holders of Allowed Claims, fund the Claims Reserve Account, pay Plan Expenses, and otherwise implement this Plan, all Plan Proceeds shall be held in trust by the Disbursing Agent and shall be distributed to Creditors in accordance with section 1123 of the Bankruptcy Code.

       5.3 Payment of Plan Expenses. All Plan Expenses may be paid by the Disbursing Agent from the Claims Reserve Account upon fifteen (15) days prior written notice and opportunity to object to counsel for the Debtor and counsel to the Committee, but without further notice to Creditors or holders of Interests or approval of the Bankruptcy Court. Any disputes concerning the payment of Plan Expenses shall be submitted to the Bankruptcy Court for resolution.

       5.4 Distribution of Plan Proceeds. The Plan Proceeds shall be used to satisfy the payments required under the Plan, provided that, the Disbursing Agent shall only distribute Net Plan Proceeds to the holders of Allowed Claims or Allowed Interests in such amounts and at such times as are set forth in this Plan. No payments or distributions shall be made by the Disbursing Agent on account of Disputed Claims or Disputed Interests unless and to the extent such Claims or Interests become Allowed Claims or Allowed Interests. The Net Plan Proceeds allocated to Disputed Claims will not be distributed but will be held in the Claims Reserve Account by the Disbursing Agent in accordance with this Plan pending resolution of such Disputed Claims.

       5.5 Post-Confirmation Operations and Dissolution of the Reorganized Debtor. Following the Effective Date, the Reorganized Debtor shall sell or dispose of any remaining assets, collect accounts receivable, generate Liquidation Proceeds, prosecute or settle the Litigation, promptly transfer all receipts and collections to the Disbursing Agent for deposit into the Claims Reserve Account, and generally administer the Plan. Upon distribution of all Plan Proceeds, conclusion of all Litigation, and the allowance or disallowance of all Claims and Interests, the Reorganized Debtor shall close the case, obtain a final decree and shall either be dissolved by the below-referenced management of the Reorganized Debtor under applicable law,

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       17
or shall be otherwise disposed as such management deems appropriate in accordance with applicable law.

       5.6 Full and Final Satisfaction. Commencing upon the Effective Date, the Disbursing Agent shall be authorized and directed to distribute the amounts required under the Plan to the holders of Allowed Claims and Interests according to the provisions of the Plan. Upon the Effective Date, all Debts of the Debtor shall be deemed fixed and adjusted pursuant to this Plan and the Debtor shall have no further liability on account of any Claims or Interests except as set forth in this Plan. All payments and all distributions made by the Disbursing Agent under the Plan shall be in full and final satisfaction, settlement and release of all Claims; provided, however, that nothing contained in this section
5.6 of the Plan, or in any other provision of this Plan, shall be deemed to constitute or result in a discharge of the Debtor under Bankruptcy Code section 1141(d).

       5.7 Distribution Procedures. Except as otherwise agreed by the holder of a particular Claim or Interest, or as provided in this Plan, all amounts to be paid by the Disbursing Agent under the Plan shall be distributed in such amounts and at such times as is reasonably prudent. On the Effective Date, or as soon as practicable thereafter, the Disbursing Agent shall (a) marshal all then available Plan Proceeds, (b) establish and fund the Claims Reserve Account pursuant to section 5.9 of the Plan, and (c) make interim and final distributions of Plan Proceeds from the Claims Reserve Account in the amounts and according to the priorities set forth in Articles 3 and 4 of this Plan. Notwithstanding any provision to the contrary in this Plan, distributions may be made in full or on a Pro Rata basis depending on (i) the amount of the Allowed Claim, (ii) the then available Plan Proceeds in the Claims Reserve Account, and
(iii) the then anticipated Plan Proceeds. The Disbursing Agent shall make the Cash payments to the holders of Allowed Claims: (a) in U.S. dollars by check, draft or warrant, drawn on a domestic bank selected by the Disbursing Agent in its sole discretion, or by wire transfer from a domestic bank, at the Disbursing Agent's option, and (b) by first-class mail (or by other equivalent or superior means as determined by the Disbursing Agent).

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       18

       5.8 Disbursing Agent. The Disbursing Agent may employ or contract with other entities to perform the obligations created under the Plan. Any third party Disbursing Agent shall receive reasonable compensation for services rendered and reimbursement for expenses incurred in connection with this Plan or any functions or responsibilities adopted under the Plan which amounts may be deducted from the Claims Reserve Account as Plan Expenses upon fifteen (15) days prior written notice and opportunity to object to counsel for the Debtor and counsel to the Committee. To the extent the Reorganized Debtor acts as the Disbursing Agent, the Reorganized Debtor shall not receive a fee for such services, although the Reorganized Debtor may employ and pay persons or entities salaries, wages or ordinary compensation for services performed. For good cause shown, upon not less than 15 days' written notice to the Reorganized Debtor, the Disbursing Agent if different, and their counsel, the Committee may apply to the Court for the appointment of a replacement Disbursing Agent and/or Responsible Individual for the Reorganized Debtor. The Debtor and the Reorganized Debtor reserve all rights to oppose such an application.

       5.9 Claims Reserve Account. On or as soon as practicable after the Effective Date, the Disbursing Agent shall (a) create and fund the Claims Reserve Account, and (b) periodically deposit the Cash from the Plan Proceeds into the Claims Reserve Account to satisfy the obligations created under the Plan. The Claims Reserve Account shall contain the following five sub-accounts:
(1) Administrative Claims, (2) Priority/Secured Claims, (3) Plan Expenses, (4) Allowed Unsecured Claims and (5) Allowed Interests. Each sub-account within the Claims Reserve Account shall contain an amount of Cash deemed sufficient by the Reorganized Debtor for the payment of all accrued and anticipated Plan Expenses, Allowed Claims (including Allowed Administrative Claims) and Disputed Claims. Any remainder in the Claims Reserve Account after payment of all Allowed Claims, establishment of appropriate reserves for Disputed Claims, and payment of or reservation for Plan Expenses shall constitute the Residue and such Residue shall be distributed pro rata to the holders of Allowed Interests. The Disbursing Agent shall be authorized to transfer funds among sub-accounts as necessary to replenish any sub-accounts as and when distributions are made to Creditors. Upon the satisfaction in full of all

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       19

Claims within the applicable sub-account, any remaining funds in such sub-account, plus any accrued earnings, shall be transferred to sub-account 5. Subject to section 5.3 of this Plan, all Plan Expenses may be deducted and paid from sub-account 3 without further Bankruptcy Court approval upon fifteen (15) days prior written notice and opportunity to object to counsel for the Debtor and counsel for the Committee. The Disbursing Agent shall periodically transfer all earnings and interest income on the Claims Reserve Account for deposit to sub-account 4 and, following payment in full of all Allowed Claims in Class 3, such earnings and interest income shall be deposited to sub-account 5. Unless otherwise provided in the Confirmation Order, the Claims Reserve Account shall be invested by the Disbursing Agent in a manner consistent with the objectives of section 345(a) of the Bankruptcy Code.

       5.10 Resolution of Disputed Claims and Interests. All objections to Claims and Interests shall be filed and served not later than 180 days following the Effective Date, subject to extension by the Bankruptcy Court for good cause shown. If an objection is not timely filed by the deadline established in this section 5.10, any remaining Disputed Claims or Interests shall be deemed to be Allowed Claims or Interests for purposes of this Plan. In addition to the Reorganized Debtor, the Committee shall remain in existence after Confirmation and shall be authorized and empowered to file and prosecute objections to Claims and Interests not filed by the Reorganized Debtor upon 10 days prior written notice to the Reorganized Debtor without further order of the Court. Additionally, the Committee shall be authorized to seek relief from the Bankruptcy Court to compel the Debtor to settle a particular objection to a Claim subject to all defenses available to the Debtor with respect to any such motion or application. Subject to the following sentence of this section 5.10, unless otherwise provided in the Confirmation Order, the Reorganized Debtor or the Committee, as applicable, shall be authorized to settle, or withdraw any objections to, any Disputed Claim following the Confirmation Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of this Plan. Notwithstanding the foregoing, the Reorganized Debtor or the Committee, as applicable, shall not settle or withdraw any objection to a Claim or Interest except upon fifteen (15) days prior written notice and

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       20
opportunity to object to the other party and, in the case of a Claim to be allowed in an amount greater than $200,000, to all parties who have filed and served on the Debtor, Reorganized Debtor, and the Committee a request for post-confirmation notice of such settlements. In the event any party in interest objects to such proposed settlement or withdrawal, a hearing shall be held before the Court on such proposed settlement or withdrawal on not less than 15 days' notice to the objecting party, the Debtor or Reorganized Debtor, the Committee, and the holder of the relevant Claim or Interest.

       5.11 Reserve Provisions for Disputed Claims and Interests. The Disbursing Agent shall implement the following procedures with respect to the allocation and distribution of Cash in the Claims Reserve Account to the holders of Disputed Claims that become Allowed Claims:

              5.11.1 Cash respecting Disputed Claims shall not be distributed, but, if necessary, shall be withheld by the Disbursing Agent in an amount equal to such distributions as would otherwise be made to the holders of such Claims based on the Disputed Claims Amount.

              5.11.2 All holders of Allowed Unsecured Claims shall be entitled to receive interim distributions under the Plan. No distributions may be made to the holders of Allowed Claims unless adequate reserves are established for the payment in full (with interest at the applicable Plan Interest Rate) of all Allowed Claims and, based upon the Disputed Claims Amount, all Disputed Claims, and sufficient funds are also reserved for expected Plan Expenses. Upon the Final Resolution Date, all amounts remaining in sub-accounts 1-3 of the Claims Reserve Account, after reservation of an appropriate amount for anticipated Plan Expenses, shall be transferred to sub-account 4 for final distribution to the holders of Allowed Class 3 Claims. Any funds remaining after the Final Resolution Date and payment in full (with interest at the applicable Plan Interest Rate) to the holders of Allowed Claims shall become part of the Residue.

              5.11.3 For the purposes of effectuating the provisions of this section 5.11.3, the Bankruptcy Court may estimate the amount of any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed to be Allowed Claims pursuant to section 502(c) of the Bankruptcy Code for purposes of distribution under this Plan. In lieu of estimating the amount of any Disputed Claim, the Bankruptcy Court or

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       21
the Disbursing Agent may determine the Disputed Claims Amount to be reserved for such Disputed Claim, or such amount may be fixed by agreement in writing by and between the Debtor and the holder thereof.

              5.11.4 When a Disputed Claim becomes an Allowed Claim, there shall be distributed to the holder of such Allowed Claim, in accordance with the provisions of this Plan, Cash equal to a Pro Rata Share of the Cash set aside for Disputed Claims within the applicable sub-account of the Claims Reserve Account.

              5.11.5 Interim distributions may be made from time to time to the holders of Allowed Claims prior to the resolution by Final Order or otherwise of all Disputed Claims; provided that, the aggregate amount of Cash to be distributed at such time from the Claims Reserve Account is practicable in comparison to the anticipated costs of such interim distributions.

              5.11.6 No holder of a Disputed Claim shall have any Claim against the Cash reserved with respect to such Claim until such Disputed Claim shall become an Allowed Claim. In no event shall any holder of any Disputed Claim be entitled to receive (under the Plan or otherwise) from the Debtor, the Reorganized Debtor, or the Claims Reserve Account: (x) any payment which is greater than the amount reserved for such Claim by the Bankruptcy Court pursuant to this section 5.12, or (y) interest or other compensation for delays in distribution except as otherwise permitted under this Plan. In no event shall the Reorganized Debtor have any responsibility or liability for any loss to or of any amount reserved under the Plan.

              5.11.7 To the extent a Disputed Claim ultimately becomes an Allowed Claim in an amount less than the Disputed Claim Amount reserved for such Disputed Claim, then the resulting surplus of cash shall be retained in the Claims Reserve Account and shall be distributed among the holders of Allowed Claims until such time as each holder of an Allowed Claim has been paid the Allowed amount of its Claim, with interest at the applicable Plan Interest Rate. Upon the Final Resolution Date, any such surplus remaining shall become part of the Residue, and shall not be subject to the unclaimed property or escheat laws of any governmental unit.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       22

              5.11.8 Upon payment in full (with interest at the applicable Plan Interest Rate) of all Allowed Claims, or the establishment of adequate reserves for the payment in full of such Claims, and establishment of adequate reserves for expected Plan Expenses and all Disputed Claims and Disputed Interests, the Disbursing Agent may commence distribution of the Residue to the holders of Allowed Interests. Interim or partial distributions may be made to the holders of Allowed Interests if in the judgment of the Disbursing Agent there are sufficient Plan Proceeds held in reserve to cover anticipated Plan Expenses and any remaining Disputed Interests. No holder of a Disputed Interest shall have any right to the Cash reserved with respect to such Interest until such Disputed Interest shall become an Allowed Interest.

       5.12 Disputed Payments. In the event of any dispute between and among Creditors as to the right of any entity to receive or retain any payment or distribution to be made to such entity under the Plan, the Disbursing Agent may, in lieu of making such payment or distribution to such entity, instead hold such payment or distribution until the disposition thereof shall be determined by the Bankruptcy Court.

       5.13 Unclaimed Property. Any entity which fails to claim any Cash within 180 days from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan. Upon forfeiture, such Cash (including interest thereon) shall be deposited into the Claims Reserve Account to be distributed to the holders of Allowed Claims in the manner described in section 5.11.7 for distribution of excess amounts. Entities which fail to claim Cash shall forfeit their rights thereto and shall have no claim whatsoever against the Debtor, the Reorganized Debtor, or the Disbursing Agent or any holder of an Allowed Claim to whom distributions are made by the Disbursing Agent.

       5.14 Setoffs. Nothing contained in this Plan shall constitute a waiver or release by the Debtor of any right of setoff or recoupment the Debtor may have against any Creditor or Interest Holder.

       5.15 Withholding Taxes. Pursuant to section 346(f) of the Bankruptcy Code, the Disbursing Agent shall be entitled to deduct any federal, state or local withholding taxes from any

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       23

Cash payments made with respect to Allowed Claims, as appropriate. The Debtor shall comply with all reporting obligations imposed on it by any governmental unit.

       5.16 Excess Proceeds. To the extent the Plan Proceeds exceed the amount necessary to fully perform this Plan and make all of the distributions to the holders of Allowed Claims as required hereunder, such excess shall become part of the Residue.

       5.17 Management of Reorganized Debtor. The Reorganized Debtor's activities as permitted under this Plan will be managed by a post-confirmation Responsible Individual to be identified by the Debtor in a supplemental notice to be filed with the Bankruptcy Court on or before fifteen days prior to the Confirmation Hearing.

       5.18 Committee. The Committee shall continue to serve and function following the Effective Date, with all of the duties, obligations, defenses and immunities provided by this Plan or applicable provisions of the Bankruptcy Code, for the purpose of monitoring and making recommendations concerning the administration and distribution of the Reorganized Debtor's assets, subject to the following:

              5.18.1 Membership. In the event any member of the Committee assigns, releases, transfers or otherwise ceases to hold all or substantially all of its Allowed Claim, such assignment, release, transfer or other disposition shall be deemed to constitute such member's resignation from the Committee. In the event that any member of the Committee resigns, is removed or otherwise becomes ineligible to serve as a member of the Committee, a replacement may be selected by the remaining Committee members.

              5.18.2 Retention of Professionals. The Committee shall be entitled to retain, employ and compensate Professionals, in order to assist with its obligations and rights under the terms of this Plan.

              5.18.3 The Debtor and the Reorganized Debtor reserve all rights with respect to the exercise by the Committee of any of the foregoing activities.

       5.19 Postconfirmation United States Trustee Quarterly Fees. A quarterly fee will be paid by the Reorganized Debtor to the United States Trustee, for deposit into the Treasury, for

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       24
each quarter (including any fraction thereof) until this case is converted, dismissed, or closed pursuant to a final decree, as required by 28 U.S.C. ss. 1930(a)(6).

       5.20   Chapter 11 Postconfirmation Reports and Final Decree.

              5.20.1 Postconfirmation Reports. Not later than 90 days after entry of the Confirmation Order, the Reorganized Debtor shall file a quarterly postconfirmation status report, the purpose of which is to explain the progress made toward substantial consummation of the confirmed Plan. The report shall include a statement of receipts and disbursements, with the ending cash balance, for the applicable quarterly period. The report shall also include information sufficiently comprehensive to enable the court to determine: (1) whether the Confirmation Order has become final; (2) whether deposits, if any, required by the Plan have been distributed; (3) whether any property proposed by the Plan to be transferred has been transferred; (4) whether the Reorganized Debtor has assumed the management of the property dealt with by the Plan; (5) whether payments under the Plan have commenced; (6) whether accrued fees due to the United States Trustee under 28 U.S.C. ss. 1930(a)(6) have been paid; and (7) whether all motions, contested matters and adversary proceedings have been finally resolved. Further reports shall be filed at the end of every calendar quarter thereafter until entry of a final decree, unless otherwise ordered by the Court.

              5.20.2 Service of Reports. A copy of each report shall be served, no later than the day upon which it is filed with the Court, upon the United States Trustee and such other persons or entities as may request such reports in writing by special notice filed with the Court.

              5.20.3 Final Decree. After the estate is fully administered, the Reorganized Debtor shall file an application for a final decree, and shall serve the application on the United States Trustee, together with a proposed final decree.

                                    ARTICLE 6

                       EXECUTORY CONTRACTS AND LITIGATION
                       ----------------------------------

       6.1    Executory Contracts and Unexpired Leases.

              6.1.1 Assumption. The Debtor will assume each of the executory contracts and unexpired leases identified on Schedule A to this Plan (together with any additions, deletions,

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       25
modifications or other revisions to such Schedule as may be made by the Debtor prior to the Confirmation Date). The Debtor reserves the right to make additions to or deletions from Schedule A up to the time of the commencement of the Confirmation Hearing.

              6.1.2 Rejection. In addition to executory contracts and unexpired leases previously rejected by the Debtor, the Debtor will reject each of the executory contracts and unexpired leases identified on Schedule B to this Plan (together with any additions, deletions, modifications or other revisions to such Schedule as may be made by the Debtor prior to the Confirmation Date), and any and all other executory contracts or unexpired leases of the Debtor not expressly identified for assumption on Schedule A to this Plan, not expressly assumed prior to the Confirmation Date, or not the subject of a pending motion to assume as of the Confirmation Date. The Debtor reserves the right to make additions to or deletions from Schedule B up to the time of the commencement of the Confirmation Hearing. Any Rejection Claim arising from the rejection of an executory contract or unexpired lease under this Plan shall be filed within thirty (30) days of service of the Confirmation Order as provided in the Bar Date Order (such date being the Rejection Claims Bar Date) or be forever barred from asserting such Claim against the Debtor or any property of the Debtor and from sharing in any distribution under the Plan.

       6.2 Satisfaction of Assumption Obligations. The Debtor shall satisfy all Assumption Obligations by making a Cash payment, in the manner provided in section 3.1, equal to the lesser of the amount: (a) set forth in any proof of Claim respecting such Assumption Obligations, (b) set forth in any notice filed and served in connection with the Confirmation Hearing, or (c) agreed to in writing between the Debtor and the non-debtor parties to such contracts or leases, unless an objection to such proposed treatment is filed with the Bankruptcy Court and served on counsel to the Debtor on or prior to the date set by the Bankruptcy Court for filing objections to Confirmation of the Plan and the Court after notice and hearing determines that the Debtor is obligated to pay a different amount under section 365 of the Bankruptcy Code, in which case, the Debtor shall have the right within ten (10) days after such determination to seek an order of the Bankruptcy Court rejecting such executory contract or unexpired lease. All agreements and stipulations entered into by the Debtor on or after the Filing Date, and all

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       26
executory contracts and unexpired leases previously assumed by the Debtor on or after the Filing Date, shall remain in full force and effect following Confirmation to the extent and in the manner set forth in such agreements, stipulations and assumed contracts or leases, in each case as approved and authorized by the Bankruptcy Court, and as the same may have been amended, modified or transferred.

       6.3 Effect of Confirmation Order. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption or rejection, as the case may be, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code of all executory contracts and unexpired leases under this Article of the Plan. The contracts and leases identified on Schedule A and Schedule B to this Plan will be assumed or rejected, respectively, only to the extent that such contracts or leases constitute executory contracts or unexpired leases, and the identification of such agreements on Schedule A or Schedule B does not constitute an admission with respect to the characterization of such agreements or the existence of any unperformed obligations, defaults, or damages thereunder.

       6.4 Litigation. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Debtor (or the Reorganized Debtor as its successor) shall retain and enforce all Litigation whether or not pending on the Effective Date. Additionally, the Reorganized Debtor may authorize the Committee and its counsel to prosecute Litigation on behalf of the Reorganized Debtor. The Reorganized Debtor may also, at its discretion, establish a litigation trust (the "Creditor Trust") for the purpose of prosecuting any or all Litigation claims in the event the Reorganized Debtor determines that such a trust is necessary or would be helpful to preserve and/or prosecute such Litigation claims. The Plan shall authorize the Committee to seek authority from the Bankruptcy Court to prosecute a Litigation claim in the event the Reorganized Debtor refuses to prosecute a Litigation claim and does not authorize the Committee to prosecute such Litigation. Unless Litigation is expressly waived, relinquished, released, compromised or settled in this Plan or in a Final Order, all rights with respect to such Litigation are reserved and the Debtor (or the Reorganized Debtor as its successor or the Reorganized Debtor's designee) may pursue such Litigation. Notwithstanding the foregoing, the Reorganized Debtor of the Committee, as

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       27
applicable, shall not settle or abandon a Litigation claim except upon fifteen
(15) days prior written notice and opportunity to object to the other party and, in the case of a Litigation claim greater than $200,000, all parties who have filed and served on the Debtor, Reorganized Debtor, and the Committee a request for post-confirmation notice of such settlements.

                                    ARTICLE 7

           CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND TO THE
           -----------------------------------------------------------
                                 EFFECTIVE DATE
                                 --------------

       7.1 Conditions Confirmation of the Plan. Confirmation of this Plan is conditioned upon the satisfaction of each of the following conditions precedent, any one or more of which may be waived by the Debtor:

              7.1.1 The Court shall have signed the Confirmation Order in form and substance acceptable to the Debtor.

       7.2 Effect of Failure of Conditions to Confirmation. If any one or more of the conditions in section 7.1 is not met, the Debtor may, at its option, withdraw this Plan and, if withdrawn, this Plan shall be of no further force or effect.

       7.3 Effective Date. This Plan shall become effective and the Effective Date shall occur upon the eleventh day following entry of the Confirmation Order in the absence of the filing of an appeal with respect to the Confirmation Order and the entry of a stay of implementation of the Plan, which stay is and remains in effect on such date.

                                    ARTICLE 8

                             EFFECTS OF CONFIRMATION
                             -----------------------

       8.1 Binding Effect of Plan. The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Debtor, any entity acquiring property under the Plan, and any Creditor or Interest Holder, whether or not such Creditor or Interest Holder has filed a proof of Claim or Interest in the Chapter 11 Case, whether or not the Claim of such Creditor or the Interest of such Interest Holder is impaired under the Plan, and whether or not such Creditor or Interest Holder has accepted or rejected the Plan. All Claims and Debts shall be as fixed and adjusted pursuant to this Plan.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       28

       8.2 Revesting of Property of Debtor. Upon the Effective Date, title to all property of the Debtor's Estate in the Chapter 11 Case shall revest in the Reorganized Debtor and shall be retained by the Reorganized Debtor for the purposes contemplated under the Plan. Without limiting the generality of the foregoing, all Litigation, rights to Liquidation Proceeds, and all resulting Plan Proceeds earmarked for disbursement to Creditors and Interest Holders under the Plan, shall vest in the Reorganized Debtor upon the Effective Date and shall no longer constitute property of the Estate.

       8.3 Property Free and Clear. Except as elected pursuant to Section 4.2(x) or otherwise provided in this Plan or the Confirmation Order, all property that shall revest in the Reorganized Debtor shall be free and clear of all Claims, including Liens, interests, charges or other encumbrances of Creditors or Interest Holders. Following the Effective Date, the Reorganized Debtor may transfer and dispose of any property free of any restrictions imposed by the Bankruptcy Code or the Bankruptcy Rules and without further approval of the Bankruptcy Court or notice to Creditors or Interest Holders, except as may otherwise be required under the Plan or the Confirmation Order.

       8.4 Limitation of Liability. The Debtor and its employees, agents, advisors, accountants, attorneys and representatives will neither have nor incur any liability to any entity for any action in good faith taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any agreement created or entered into in connection with the Plan or incident to the Chapter 11 Case; provided, however, that this limitation will not affect or modify the obligations created under this Plan.

       8.5 Injunction. In implementation of the Plan, the Confirmation Order shall provide, among other things, that except as otherwise expressly provided in the Plan, and except in connection with the enforcement of the terms of the Plan or any documents provided for or contemplated in the Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtor, Reorganized Debtor or the Estate that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly,

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       29
any action or other proceeding of any kind against the Debtor, the Reorganized Debtor, the Estate, or any property of the Debtor, the Reorganized Debtor, or the Estate, with respect to any such Claim or Interest; (b) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, or the Estate, or any property of the Debtor, the Reorganized Debtor, or the Estate, with respect to any such Claim or Interest;
(c) creating, perfecting or enforcing, directly or indirectly, any Lien or encumbrance or any kind against the Debtor, the Reorganized Debtor, or the Estate, or any property of the Debtor, the Reorganized Debtor, or the Estate, with respect to any such Claim or Interest; (d) asserting, directly or indirectly, any setoff, right of subrogation, or recoupment of any kind against any obligation due the Debtor, the Reorganized Debtor, or the Estate, or any property of the Debtor, the Reorganized Debtor or the Estate, with respect to any such Claim or Interest; and (e) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest.

       Nothing contained in this section shall prohibit the holder of a timely-filed proof of Claim or Interest from litigating its right to seek to have such Claim or Interest declared an Allowed Claim or Interest and paid in accordance with the distribution provisions of this Plan, or enjoin or prohibit the interpretation or enforcement by the Claimant or Interest Holder of any of the obligations of the Debtor or the Reorganized Debtor under this Plan.

                                    ARTICLE 9

                            RETENTION OF JURISDICTION
                            -------------------------

       From and after the Confirmation Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, for the following purposes:

       9.1 To hear and determine any and all objections to the allowance of a Claim or Interest, actions to equitably subordinate Claims or Interests, or any controversy as to the classification of a Claim in a particular Class under the Plan;

       9.2    To administer the Plan and the Plan Proceeds;

       9.3    To liquidate any Disputed Claims or Interests;

       9.4 To hear and determine any and all adversary proceedings, contested matters or

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       30
applications pending on the Effective Date;

       9.5 To hear and determine any and all motions for the rejection of executory contracts and unexpired leases and to fix and allow any Claims arising therefrom;

       9.6 To hear and determine any and all applications by Professionals for an award of Professional Fees;

       9.7 To enable the Debtor to commence and prosecute any Litigation which may be brought after the Effective Date;

       9.8 To interpret and/or enforce the provisions of the Plan and the injunction provided for in the Plan and to determine any and all disputes arising under or regarding interpretation of the Plan or any agreement, document or instrument contemplated by the Plan;

       9.9 To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;

       9.10 To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

       9.11 To enter such orders as may be necessary or appropriate in furtherance of Confirmation and the successful implementation of the Plan and to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code; and

       9.12 To close the Chapter 11 Case when administration of the case has been completed.

                                   ARTICLE 10

                                  MISCELLANEOUS
                                  -------------

       10.1 Severability of Plan Provisions. In the event that, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       31

Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

       10.2 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

       10.3 Headings. The headings contained in this Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Plan.

       10.4 Language Interpretation. In the interpretation of this Plan, unless the context otherwise requires, references in this Plan to the singular shall be construed to include references to the plural and vice versa; words importing the singular shall be deemed to import the plural and vice versa; words denoting gender shall include all genders; references to sections, schedules, and exhibits shall mean sections, schedules, and exhibits of and to this Plan; references to part includes the whole, except where the context clearly requires otherwise "or" has the inclusive meaning represented by the phrase "and/or," and the words "hereof," "herein," "hereunder," and similar terms in this Plan refer to this Plan as a whole and not to any particular provision of this Plan.

       10.5 Exhibits. All exhibits attached to this Plan are, by this reference, hereby incorporated into the Plan.

       10.6 Notices. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by nationally recognized overnight or next-day courier service, first class mail or via facsimile with electronic confirmation of receipt as follows:

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       32

       If to the Debtor
       (By Mail or Facsimile):

       Adaptive Broadband Corporation
       Dr. Daniel L. Scharre, Responsible Individual
       2055 Gateway Place, Suite 400
       San Jose, CA  95110
       (408) 451-3982 (Telephone)
       (408) 467-3802 (Facsimile)

       With a copy to:

       David M. Bertenthal, Esq.
       Pachulski, Stang, Ziehl, Young & Jones P.C.
       Three Embarcadero Center, Suite 1020
       San Francisco, CA  94111-5994
       (415) 263-7000 (Telephone)
       (415) 263-7010 (Facsimile)

       If to the Committee:

       Craig M. Prim, Esq.
       Murray & Murray
       19330 Stevens Creek Boulevard, Suite 100
       Cupertino, CA  95014-2526
       (650) 852-9000 (Telephone)
       (650) 852-9244 (Facsimile)


       10.7 Reservation of Rights. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking by any party in interest of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement nor any statement contained in the Plan or in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Chapter 11 Case involving the Debtor, except with respect to Confirmation of the Plan.

       10.8 Computation of Time Periods. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       33
begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the Bankruptcy Court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

       10.9 Defects, Omissions and Amendments. The Debtor may, with the approval of the Bankruptcy Court and without notice to all holders of Claims or Interests, insofar as it does not materially and adversely affect holders of Claims or Interests, correct any defect, omission or inconsistency in the Plan in such manner and to such extent as may be necessary or desirable to expedite the execution of the Plan. The Plan may be altered or amended before or after Confirmation as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims or Interest, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Plan may be altered or amended before or after the Confirmation Date but, prior to substantial consummation, in a manner which, in the opinion of the Bankruptcy Court, materially and adversely affects holders of Claims or Interests, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtor has complied with Bankruptcy Code section 1125 and, after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

       10.10 Filing of Additional Documents. The Debtor shall file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

       10.11 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such entity.

       10.12 Revocation and Withdrawal. The Debtor reserves the right to revoke and withdraw the Plan at any time on or before the Confirmation Date. If the Debtor revokes or

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       34
withdraws the Plan pursuant to this section, or if Confirmation or the Effective Date does not occur, then the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other entity or to prejudice in any manner the rights of the Debtor or any entity in any further proceedings involving the Debtor.

       10.13 Exhibits. The final version of all Exhibits to the Plan will be substantially in the forms attached hereto. The Debtor reserves the right to make nonsubstantive changes and corrections to such Exhibits in advance of the Confirmation Hearing. If any Exhibits are changed or corrected, the replacement Exhibits will be filed with the Bankruptcy Court prior to the commencement of the Confirmation Hearing.

       10.14 Plan Interest Rate. If and to the extent it is determined by the Bankruptcy Court that interest is required to be paid on an Allowed Claim other than as set forth in this Plan, the interest rate to be used shall be the Plan Interest Rate as determined by the Bankruptcy Court for such Claim.

       10.15 Implementation. Upon Confirmation, the Debtor shall be authorized to take all steps and execute all documents necessary to effectuate the provisions contained in the Plan.

       10.16 Record Date. To the extent a record date is required for implementation of this Plan, the record date shall be the Record Date.


Dated: January 18, 2002                Respectfully submitted,



                                       By /s/ DANIEL L. SCHARRE
                                          ------------------------------
                                          Dr. Daniel L. Scharre
                                          Responsible Individual

Submitted by:

PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.



By: /s/ DAVID M. BERTENTHAL
    --------------------------------------
    David M. Bertenthal, Esq.
Attorneys for AB Liquidating Corp., f/k/a Adaptive
Broadband Corporation, debtor and debtor in possession

                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       35

                                   SCHEDULE A
                                   ----------

                         SCHEDULE OF EXECUTORY CONTRACTS
                       AND UNEXPIRED LEASES TO BE ASSUMED
                       ----------------------------------

--------------------------------------------------------------------------------
      NON-DEBTOR PARTY TO                         DESCRIPTION OF EXECUTORY
     EXECUTORY CONTRACT OR                      CONTRACT OR UNEXPIRED LEASE
        UNEXPIRED LEASE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.
                                       36

                                   SCHEDULE B
                                   ----------

                         SCHEDULE OF EXECUTORY CONTRACTS
                       AND UNEXPIRED LEASES TO BE REJECTED


       1. All executory contracts or unexpired leases not assumed prior to the Effective Date or subject to a pending motion for assumption as of the Effective Date.

       2. All executory contracts or unexpired leases not listed on Schedule A.





                                      FIRST AMENDED PLAN OF REORGANIZATION OF AB
                                                               LIQUIDATING CORP.

                                       37